                          MACE SECURITY INTERNATIONAL, INC.

                                      Exhibit 11

                    Schedule of Computation of Primary Net Income
                                      Per Share


     Three Months Ended June 30,                                      Six Months Ended June 30,
        1996           1995                                             1996           1995
     ----------     ----------                                        ----------     ----------

     6,825,000      6,805,000      Common stock outstanding at        6,825,000      6,805,000
                                     end of period

                                   Adjustment to ending shares to
                                     arrive at weighted average for
                                     the period:  Shares issued to
                                     Robert D. Norman in accordance
           440          ---          with Employment Agreement(1)        10,220         ---
    ----------     ----------                                         ---------      ---------
     6,824,560      6,805,000                                         6,814,780      6,805,000
    ----------      ---------
   ------- ---      ---------
    $   20,840      $ (10,507)     Net income (loss)                  $ 109,534      $   9,331
    ----------      ---------                                         ---------      ---------
    ----------      ---------                                         ---------      ---------

    $     0.00      $   (0.00)     Net income (loss) per share        $    0.02      $    0.00
    ----------      ---------                                         ---------      ---------
    ----------      ---------                                         ---------      ---------

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(1)Calculated as follows:
    Number of shares outstanding multiplied by the reciprocal of the number of days outstanding divided by the number of days in the period.

Shares offered for the six months:
  June 30, 1996                             20,000 x (93/182)   10,220
Shares offered for the three months:        20,000 x  (2/91)       440